                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): JANUARY 14, 1998
                                                         ----------------


                         BAY APARTMENT COMMUNITIES, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)



        MARYLAND                        1-12672                  77-0404318
----------------------------    -----------------------     -------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
       of incorporation)                                    identification no.)


          4340 STEVENS CREEK BOULEVARD, SUITE 275, SAN JOSE, CA 95129
          -----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (408) 983-1500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

DEBT OFFERING

      On January 20, 1998, Bay Apartment Communities, Inc. (the "Company") completed an offering of $50,000,000 aggregate principal amount of its 6.250% Senior Notes due 2003 (the "2003 Notes"), $50,000,000 aggregate principal amount of its 6.500% Senior Notes due 2005 (the "2005 Notes") and $50,000,000 aggregate principal amount of its 6.625% Senior Notes due 2008 (the "2008 Notes" and, together with the 2003 Notes and the 2005 Notes, the "Notes"). The offering of the Notes was made pursuant to a Prospectus Supplement dated January 14, 1998 relating to the Prospectus dated December 16, 1997, which was originally filed with the Company's registration statement on Form S-3, as amended (File No. 333-41511).

      The 2003 Notes will bear interest at 6.250% per annum and will mature on January 15, 2003, the 2005 Notes will bear interest at 6.500% per annum and will mature on January 15, 2005 and the 2008 Notes will bear interest at 6.625% per annum and will mature on January 15, 2008. The Notes will bear interest from January 15, 1998 or from the immediately preceding Interest Payment Date (as defined below) to which interest had been paid, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1998 (each, an "Interest Payment Date"), to the persons in whose name the applicable Notes are registered in the security register for each series on the preceding December 31 or June 30 (whether or not a business day), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The Notes may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined in the First Supplemental Indenture referenced below), if any, with respect to such Notes.

      The Notes were issued under an Indenture and First Supplemental Indenture, each between the Company and State Street Bank and Trust Company, as Trustee. The underwriting discount for the 2003 Notes will be 0.550% and the price to the public will be 99.969% of the principal amount of the 2003 Notes. The underwriting discount for the 2005 Notes will be 0.625% and the price to the public will be 99.749% of the principal amount of the 2005 Notes. The underwriting discount for the 2008 Notes will be 0.650% and the price to the public will be 99.710% of the principal amount of the 2008 Notes.

      The net proceeds to the Company from the sale of the Notes, after all anticipated issuance costs, will be approximately $148.7 million. The Company intends to use the net proceeds to reduce borrowings under its $350 million unsecured line of credit from Union Bank of Switzerland and other participating banks (the "Unsecured Credit Facility").

      Delivery of the Notes was made on January 20, 1998 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

PROPERTY ACQUISITION

      Warner Oaks. On January 14, 1998, the Company acquired a 227 apartment home community located in Woodland Hills, California from De Anza Properties
XII. The purchase price for this community, approximately $20.0 million, was funded by drawing on the Company's Unsecured Credit Facility. The Unsecured Credit Facility bears interest at the London Interbank Offered Rate (based on a maturity selected by the Company) plus 0.90% per annum and matures in May 2000. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the seller of this community. This community was previously described in the Company's Current Report on Form 8-K, dated October 31, 1997, under the section "Proposed Acquisitions," and the financial statements required under Rule 3-14 of Regulation S-X were filed therewith.

ITEM 7.  FINANCIAL STATEMENTS

EXHIBIT NUMBER          EXHIBIT

      1.1 Underwriting Agreement, dated January 14, 1998, between the Company and PaineWebber Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC.

      4.1 Indenture, dated as of January 16, 1998 between the Company and State Street Bank and Trust Company, as Trustee.

      4.2 First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust Company, as Trustee.

      4.3 Bay Apartment Communities, Inc.'s 6.250% Senior Note due 2003.

      4.4 Bay Apartment Communities, Inc.'s 6.500% Senior Note due 2005.

      4.5 Bay Apartment Communities, Inc.'s 6.625% Senior Note due 2008.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                    BAY APARTMENT COMMUNITIES, INC.





Dated: January 20, 1998             By:  /s/ Jeffrey B. Van Horn
                                         ---------------------------------------
                                         Name:  Jeffrey B. Van Horn
                                         Title: Vice President, Chief Financial
                                                Officer, Secretary and Treasurer